UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2005

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1               Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

Compensation of Directors

On December 30, 2005, the Board of Directors of Enpath Medical, Inc. adopted a resolution amending the Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the “Plan”).  The Plan has provided that each non-employee director is entitled to receive the following: (i) an initial grant of a non-statutory stock option to purchase 15,000 shares;  (ii) a grant of a non-statutory stock option to purchase an additional 18,000 shares on the third anniversary of the initial option grant; and (iii) a grant of a non-statutory stock option to purchase an additional 21,000 shares on the sixth anniversary of the initial grant and each three year anniversary thereafter.

The Board determined that the granting of options to directors at three-year intervals on the anniversary of each director’s initial election to the Board was resulting in unequal treatment of directors, dependant upon the time the director joined the Board, and decided to move to a system of annual grants.  The Board had delayed the granting of the 21,000-share option otherwise due to a director on October 21, 2005 while it studied this issue.  On December 30, 2005 the Board adopted a resolution amending the Plan as follows:

•                  Effective at the 2006 Annual Meeting of Shareholders of Enpath Medical, Inc., each non-employee director will be granted an option to purchase 5,000 shares.  The option will be issued on the Monday following the annual Shareholder Meeting at a price equal to the fair market value on that date.  Options will vest 100% 330 days after issuance and will expire eight years after the date of issuance, subject to early termination one year after the person ceases to serve as a director.

•                  In order to create an effective transition to the new program, non-employer directors that otherwise would be entitled to a full three year grant prior to the 2006 Annual Meeting would receive a grant equal to the pro rata portion of the grant that the non-employee director would otherwise have received had the existing program remained in effect.

•                  Upon the granting of the new options for 5,000 shares at the 2006 Annual Shareholders Meeting, unvested options held by non-employee directors would be cancelled and the old program of three-years grants would be discontinued.

The amendment of the Plan will be presented for shareholder approval at the 2006 Annual Meeting.

Section 8 Other Events

Item 8.01 Other Events

On January 6, 2005, Enpath Medical, Inc. announced that it had received CE Mark approval from the European Union to market its steerable sheath.  The Company had received United States Food and Drug Administration clearance in July 2005.  The steerable sheath features distal tip deflection to aid in the precise placement of devices such as cardiac ablation catheters and peripheral stent delivery catheters.  A copy of the January 6, 2006 press release is furnished as Exhibit 99.1 to this Form 8-K

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1                                    Press release dated January 6, 2006, regarding GE Mark Approval for Steerable Sheath

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: January 6, 2006	By:	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer